 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

Form  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     August 10, 2010

FLINT TELECOM GROUP, INC.
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(Exact Name of Registrant as Specified in its Charter)

Nevada	0-21069	36-3574355
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7500 College Blvd., Suite 500 Overland Park, KS 66210
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(Address of Principal Executive Offices)   (Zip Code)

(913) 815-1570
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(Registrant’s Telephone Number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

We held our Special Meeting of Stockholders on August 10, 2010, for the purpose of (1) approving an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 200,000,000 to 900,000,000, and (2) approving a reverse split in a ratio ranging from one-for-ten to one-for-twenty of all our issued and outstanding shares of our common stock. The following summarizes the voting results:

ITEM (1). Stockholders voted to approve an amendment to our Articles of Incorporation to increase the Company’s total authorized shares of common stock from 200,000,000 to 900,000,000.  The vote was as follows:

Votes For	% of Total Shares Outstanding & Voted For	Votes Against	Votes Abstained	Broker Non-Votes
84,558,327	60.80%	56,084	362,474	--

ITEM (2). Stockholders voted to approve a reverse split in a ratio ranging from one-for-ten to one-for-twenty of all our issued and outstanding shares of our common stock.  The vote was as follows:

Votes For	% of Total Shares Outstanding & Voted For	Votes Against	Votes Abstained	Broker Non-Votes
84,420,537	60.70%	243,869	312,479	--

                                                         SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLINT TELECOM GROUP, INC.
By: /s/ Vincent Browne
Date: August 13, 2010	Vincent Browne,
Chief Executive Officer